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                                                                   EXHIBIT 10(g)

                               C-TEC CORPORATION
            1997 NON-MANAGEMENT DIRECTORS' STOCK COMPENSATION PLAN

      1.   Purpose. The purpose of the C-TEC Corporation 1997 Non-Management
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Directors' Stock Compensation Plan (the "Plan") is to encourage Non-Management
Directors (as defined) to have a personal financial stake in C-TEC Corporation (the "Company") through an ownership interest in the Company's Common Stock, thereby aligning the interests of Non-Management Directors with that of the Company's shareholders. The shares of Common Stock issuable pursuant to this Plan are in lieu of the annual retainer and meeting fees (collectively, the "Fees") payable to Non-Management Directors.

      2.   Administration. The Plan shall be administered by the Board of
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Directors of the Company or a committee composed of Non-Employee Directors, as such term is defined in Rule 16b-3(b)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (The Board of Directors or such committee may be referred to herein as the "Committee"). Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, is conclusive and binding upon all parties concerned including the Company, its shareholders and persons granted awards under the Plan.

      3.   Shares Subject to Plan.  The shares issued or issuable under the
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Plan shall not exceed 25,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares.

      4.   Participants.  All members of the Company's Board of Directors who
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are not, as of the date of any award, employees of the Company or any of its
Subsidiary Corporations (as such term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code")) are, except as may be otherwise provided herein, required to participate in the Plan.

      5.   Awards.
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           (a)   Grant Dates and Formula for Retainer Fees. Shares of Common
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      Stock shall be automatically granted to each Non-Management Director on
      January 1 of each Plan year (each such date is hereinafter referred to as the" Annual Grant Date") commencing February 1, 1997; provided, however,
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      that for the year ending December 31, 1997, the Annual Grant Date shall be
      February 12, 1997 (the "Initial Grant Date"). The total number of shares granted to each Non-Management Director pursuant to this Section 5(a)
      shall equal the quotient obtained by dividing the annual retainer fee then in effect by the fair market value of a share of Common Stock on the
      Annual Grant Date (or the Initial Grant Date, as the case may be) determined in accordance with Section 5(c)(ii) hereof;
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      provided, however, that for the year ending December 31, 1997, the total
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      number of shares granted to each Non-Management Director shall be equal to the quotient obtained by dividing (i) the product obtained by multiplying
      (x) eleven-twelfths (11/12) by (y) the annual retainer fee in effect on February 12, 1997 by (ii) the fair market value of a share of Common Stock determined in accordance with Section 5(c) hereof. In the event a person becomes a director between applicable Annual Grant Dates, such person shall, on the thirtieth (30th) day following such appointment, receive the number of shares of Common Stock equal to the product obtained by multiplying a (i) fraction, the (I) numerator of which is the number of months remaining in such year and the (II) denominator of which is twelve
      (12) by a (ii) fraction, the (I) numerator of which is the annual retainer fee in effect on the most recent Annual Grant Date, as the case may be, and the (II) denominator of which was the fair market value of a share of Common Stock for such Annual Grant Date or Initial Grant Date, as the case may be, based upon the average of the closing price for the ten (10) trading days immediately preceding said appointment.

           (b)   Grant Dates and Formula for Meeting Fees. Shares of Common
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      Stock shall be automatically granted to each Non-Management Director on
      March 31, June 30, September 30 and December 31 (each such date hereinafter referred to as a "Quarterly Grant Date") of each Plan year, commencing February 1, 1997. The total number of shares granted to each Non-Management Director pursuant to this Section 5(b) shall be equal to the quotient obtained by dividing the amount of meeting fees earned by the Non-Management Director during the three (3) months ending on the applicable Quarterly Grant Date by the fair market value of a share of Common Stock determined in accordance with Section 5(c)(i) hereof. The term "meeting fees" as used herein shall include (i) meetings of a committee of the Board of Directors organized pursuant to (S)(S)1731 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) any additional fees payable to any Non-Management Director for serving as chairperson of such committee.

           (c)   Fair Market Value. The fair market value per share of Common
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      Stock shall (i) for the purposes of the Quarterly Grant Date, be the closing price of share of Common Stock on the last trading day prior to the applicable Grant Date as its reported on the principal securities exchange (which term shall include the Nasdaq Stock Markets) on which the Common Stock is listed (the "Exchange") and (ii) for the purposes of an Annual Grant Date, the average of the closing price of the Common Stock as reported on the Exchange for the ten (10) trading days ending on the trading date immediately preceding the Annual Grant Date; provided,
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      however, with respect to the Initial Grant Date, it shall be the average
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      of the closing prices of the Common Stock as reported on the Exchange for the ten (10) trading days commencing February 13, 1997. Fractional shares will be rounded to the next highest share. The shares or rights to which a participant is entitled under Sections 5(a) and 5(b) shall be in lieu of the payment in cash of the 100% of the Fees.
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           (d)   Compliance with Section 16(b) of the Exchange Act.  It is
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      intended that the issuance of shares of Common Stock pursuant to this Plan be exempt from the application of Section 16(b) of the Exchange Act pursuant to the exemption afforded by Rule 16b-3(d)(3) promulgated thereunder. Accordingly, shares issued pursuant to this Plan shall, unless otherwise provided by the Committee in accordance with Rule 16b-3(d)(1) or by the shareholders in accordance with Rule 16b-3(d)(2), shall be held for six (6) months following the date of acquisition.

           (e)   Certificates; Effectiveness of Registration Statement.  Each
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      stock certificate issued in respect of shares awarded to a participant may bear an appropriate legend disclosing the restrictions on transferability imposed on such shares by the Plan or by law. Notwithstanding anything to the contrary herein, no shares of Common Stock will be issued until (i) a Registration Statement on Form S-8 with respect to the shares of Common Stock has been filed with and declared effective by the United States Securities and Exchange Commission and (ii) the related prospectus has been distributed to the Non-Management Directors.

           (f)   Termination of Service During Grant Period.  In the event of
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      termination of service on the Board by any participant then, with respect to the shares (i) issued to the participant pursuant to Section 5(a) shall be fully vested and not forfeited and (ii) issued pursuant to Section 5(b) of this Plan, such participant's award for the Quarterly Grant Period shall be determined in accordance with Section 5(b) of the Plan based upon the amount of meeting fees earned during such period as of the date of termination of service.

      6.   Withholding. Whenever the Company issues shares of Common Stock
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under the Plan, the Company shall have the right to withhold from sums due the recipient, or to require the recipient to remit to the Company, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such shares.

      7.   Hardship. The Committee may, in lieu of the issuance of shares of
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Common Stock, pay a director the Fees in cash on account of his Hardship;
provided, however, that with respect to Fees payable for the year ending
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December 31, 1997, such determination shall be made prior to issuance of the
Initial Grant of Director Shares; and provided further, that for each year ending thereafter, such determination shall be made not later than fifteen (15) days before the commencement of such year (or, in the case of a director first appointed between Annual Grant Dates, not later than twenty (20) days following such appointment). For purposes of this Plan, the "Hardship" of a participant, shall be determined by the Committee in its sole and absolute discretion.

      8.   Section 83(b) Election. Participants shall have the right to make
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an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, if applicable, with regard to the taxation of awards under the Plan.
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      9.   Amendment.  The Committee may terminate, modify or amend the Plan in
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           such respect as it shall deem advisable. No termination, modification or amendment of the Plan may, without the consent of a participant, adversely affect a participant's rights under an award granted prior thereto.

     10.   Duration of the Plan. The Plan shall remain in effect through
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December 31, 2000.

     11.   Expenses of the Plan. The expenses of administering the Plan shall
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be borne by the Company.

     12.   Effective Date. The Plan will become effective as of February 12,
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1997, the date the Board of Directors of the Company approved the Plan.